Exhibit 99.1

CapsoVision Announces Pricing of Initial Public Offering

SARATOGA, Calif., July 1, 2025 - CapsoVision, Inc. (NASDAQ: CV), a commercial-stage medical technology company that develops advanced imaging and artificial intelligence (“AI”) technologies that are deployed in its capsule endoscopy solutions, today announced the pricing of its initial public offering of 5,500,000 shares of common stock at a public offering price of $5.00 per share. The shares are expected to begin trading on the Nasdaq Capital Market on July 2, 2025 under the ticker symbol “CV.” The offering is expected to close on July 3, 2025 subject to the satisfaction of customary closing conditions.

CapsoVision has granted the underwriters a 30-day option to purchase up to an additional 825,000 shares of common stock at the initial public offering price, less underwriting discounts and commissions.

The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, are expected to be approximately $27.5 million.

The Benchmark Company, LLC and Roth Capital Partners are acting as joint book-running managers for the offering.

A registration statement on Form S-1 relating to the shares was declared effective by the U.S. Securities and Exchange Commission (SEC) on July 1, 2025. The offering is being made only by means of a prospectus forming a part of such registration statement. Copies of the final prospectus, when available, may be obtained from The Benchmark Company, LLC, 150 East 58th Street, 17th Floor, New York, NY 10155, Attention: Prospectus Department, or by email at prospectus@benchmarkcompany.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CapsoVision

CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and diagnosis of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video retrieval. The Company’s next pipeline product, CapsoCam Colon, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the expected trading of CapsoVision’s common stock on the Nasdaq Capital Market and the anticipated closing of the offering. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions, the satisfaction of customary closing conditions related to the initial public offering, and other risks described in the Company’s registration statement on Form S-1 filed with the SEC. Forward-looking statements speak only as of the date of this press release, and CapsoVision undertakes no obligation to update or revise these statements, except as required by law.

Investor Relations Contact

Leigh Salvo

New Street Investor Relations

Investors@CapsoVision.com

Kevin Lundquist

Chief Financial Officer, CapsoVision, Inc.

kml@capsovision.com

Media Contact

Leslie Strickler and Paul Spicer

Être Communications

leslies@etrecommunications.com | (804) 240-0807

pauls@etrecommunications.com | (804) 503-9231